EXHIBIT 99.5
LIFEWAY FOODS, INC. AND SUBSIDIARY
Notes to Unaudited Pro Forma Consolidated Combined Condensed Financial Statements
For the Year Ended December 31, 2005 and Six Months Ended June 30, 2006
The following unaudited pro forma consolidated combined condensed financial statements have been prepared to give effect to the acquisition of Helios Nutrition, Ltd. (“Helios”) by Lifeway Foods, Inc. (“Lifeway” or the “Company”), using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma consolidated combined condensed financial statements. These pro forma statements were prepared as if this transaction had been completed as of January 1, 2005 for the consolidated combined condensed statement of operations purposes and as of June 30, 2006 for consolidated combined condensed balance sheet purposes.
The unaudited pro forma consolidated combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had this transaction occurred on January 1, 2005 for the consolidated combined condensed statement of operations purposes and as of June 30, 2006 for consolidated combined condensed balance sheet purposes, nor is it necessarily indicative of the future financial position or results of operation. The pro forma consolidated combined condensed financial statements include adjustments to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of Helios. The purchase price allocation for Helios is subject to revision as more detailed analysis is completed and additional information of the fair values of Helios’ tangible and intangible assets and liabilities become available. Any change in the fair value of the net assets of Helios will change the amount of the purchase price allocable to goodwill and amortizable intangible assets.

LIFEWAY FOODS, INC. AND SUBSIDIARY
Unaudited Pro Forma Consolidated Combined Condensed Balanced Sheet
June 30, 2006

	Historical		Pro Forma
	Lifeway	Helios	Adjustments		Combined
ASSETS
Current assets
Cash and cash equivalents	$3,621,803	$—	$(2,500,000	)(a)	$1,121,803
Marketable securities	8,581,674	—	—		8,581,674
Inventories	2,320,818	190,798	—		2,511,616
Accounts receivable, net of allowance of $45,000	3,561,038	300,650	—		3,861,688
Prepaid expenses and other current assets	51,823	—	—		51,823
Other receivables	67,332	—	—		67,332
Deferred income taxes	116,544	—	—		116,544

Total current assets	18,321,032	491,448	(2,500,000)		16,312,480
Property and equipment, net	7,762,286	580,883	—		8,343,169
Intangible assets
Goodwill	75,800	—	7,469,159	(a)	7,544,959
Other intangible assets, net of accumulated amortization of $125,480	317,154	—	—		317,154

Total intangible assets	392,954	—	7,469,159		7,862,113

Total assets	$26,476,272	$1,072,331	$4,969,159		$32,517,762

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of notes payable	$542,089	$38,462	$(38,462	)(a)	$542,089
Accounts payable	704,061	422,379	—		1,126,440
Accrued expenses	823,592	44,290	(44,290	)(a)	823,592
Due to related parties	—	149,718	(48,584	)(a)	101,134

Total current liabilities	2,069,742	654,849	(131,336)		2,593,255
Deferred income taxes	343,619	17,977	—		361,596
Notes payable	2,849,504	335,054	4,200,000	(a)	7,049,504
			(335,054	)(a)

Stockholders’ equity
Preferred stock	—	193,674	(193,674	)(a)	—
Common stock	6,509,267	95,238	(95,238	)(a)	6,509,267
Restricted common stock	—	514	(514	)(a)	—
Paid-in-capital	104,036	99,726	(99,726	)(a)	974,418
			870,382	(a)
Treasury stock, at cost	(1,468,091)	(50,840)	50,840	(a)	(1,038,473)
			429,618	(a)
Retained earnings	16,067,650	(273,861)	273,861	(a)	16,067,650
Accumulated other comprehensive income (loss), net of taxes	545	—	—		545

Total stockholders’ equity	21,213,407	64,451	1,235,549		22,513,407

Total liabilities and stockholders’ equity	$26,476,272	$1,072,331	$4,969,159		$32,517,762

See accompanying notes to financial statements
F2

LIFEWAY FOODS, INC. AND SUBSIDIARY
Unaudited Pro Forma Consolidated Combined Condensed Statements of Operations
For the Year Ended December 31, 2005

	Historical		Pro Forma
	Lifeway	Helios	Adjustment		Combined
Sales	$20,131,654	$4,504,638	$—		$24,636,292

Cost of goods sold	11,664,065	2,470,447	—		14,134,512

Gross profit	8,467,589	2,034,191	—		10,501,780

Operating expenses	5,066,227	1,918,650	—		6,984,877

Income from operations	3,401,362	115,541	—		3,516,903

Other income (expense):
Interest and dividend income	323,365	—	(66,250	)(b)	257,115
Interest expense	(100,762)	(23,665)	(259,192	)(c)	(383,619)
Cancellation of deferred compensation	—	941,327	—		941,327
Gain on sale of marketable securities, net	445,327	—	—		445,327
Gain (loss) on marketable securities classified as trading	13,773	—	—		13,773

Total other income	681,703	917,662	(325,442)		1,273,923

Income before provision for income taxes	4,083,065	1,033,203	(325,442)		4,790,826

Provision for income taxes	1,534,592	414,771	—		1,949,363

Net income	$2,548,473	$618,432	$(325,442)		$2,841,463

Basic and diluted earnings per common share	0.15				0.17

Weighted average number of shares outstanding	16,808,992		202,650	(d)	17,011,642

See accompanying notes to financial statements

F3

LIFEWAY FOODS, INC. AND SUBSIDIARY
Unaudited Pro Forma Consolidated Combined Condensed Statements of Operations
For the Year Ended June 30, 2006

	Historical		Pro Forma
	Lifeway	Helios	Adjustment		Combined
Sales	$12,370,420	$2,601,270	$—		$14,971,690
Cost of goods sold	6,951,184	1,591,950	—		8,543,134

Gross profit	5,419,236	1,009,320	—		6,428,556
Operating expenses	3,082,711	993,321	—		4,076,032

Income from operations	2,336,525	15,999	—		2,352,524
Other income (expense):
Interest and dividend income	208,264	—	(33,125	)(b)	175,139
Interest expense	(113,426)	(20,345)	(158,679	)(c)	(292,450)
Cancellation of deferred compensation	—	—	—		—
Gain on sale of marketable securities, net	188,414	—	—		188,414
Gain (loss) on marketable securities classified as trading	3,061	—	—		3,061

Total other income	286,313	(20,345)	(191,804)		74,164

Income before provision for income taxes	2,622,838	(4,346)	(191,804)		2,426,688
Provision for income taxes	978,136	—	—		978,136

Net income	$1,644,702	$(4,346)	$(191,804)		$1,448,552

Basic and diluted earnings per common share	0.10				0.09

Weighted average number of shares outstanding	16,795,473		202,650	(d)	16,998,123

See accompanying notes to financial statements

F3

LIFEWAY FOODS, INC. AND SUBSIDIARY
Notes to Unaudited Pro Forma Consolidated Combined Condensed Financial Statements
For the Year Ended December 31, 2005 and Six Months Ended June 30, 2006
Note 1 — Basis of Pro Forma Presentation
On July 27, 2006, Lifeway, entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with George Economy (“Economy”), Amani Holdings, LLC (“Amani”), the other shareholders of the capital stock of Helios Nutrition, Ltd. (“Helios”) listed on Schedule 2.1 of the Stock Purchase Agreement (with Amani, the “Stockholders”) and Pride Main Street Dairy, L.L.C. pursuant to which the Company purchased all of the issued and outstanding stock of Helios from the Stockholders for a combination of 101,325 (202,650 after two-for-one stock split) shares of the Company’s common stock, no par value (the “Stock Payment”), $2,500,000 in cash (the “Cash Payment”), and a promissory note issued by the Company in favor of Amani Stockholders in the principal amount of $4,200,000 (the “Promissory Note”). Each of the Stock Payment, the Cash Payment and the Promissory Note is subject to adjustment under certain circumstances in accordance with the terms of the Stock Purchase Agreement.
The unaudited pro forma consolidated combined condensed balance sheet as of June 30, 2006 is presented to give effect to the acquisition of Helios by Lifeway had it been consummated on that date. The unaudited pro forma consolidated combined condensed statements of operations of Lifeway and Helios for the year ended December 31, 2005 and six months ended June 30, 2006 are presented as if the transaction had been consummated on January 1, 2005.
The unaudited pro forma consolidated combined condensed financial statements reflect an estimated purchase price of $8,000,000. The total purchase price of the acquisition is as follows:

Cash paid	$2,500,000
Fair value of Lifeway common stock issued	1,300,000
Promissory Notes	4,200,000
Total purchase price	$8,000,000
The final purchase price is dependent on the actual direct acquisition costs. Under the purchase method of accounting, the total estimated purchase price is allocated to Helios’ net tangible and intangible assets based upon their estimated fair value as of the date of the acquisition. Based upon the purchase price and the valuation, the estimated purchase price allocation, which is subject to change based on Lifeway’s actual purchase price allocation analysis, is as follows:

Estimated Tangible assets acquired	$1,072,331
Estimated Goodwill and amortizable intangible assets	7,469,159
Total assets acquired	8,541,490
Liabilities assumed	(541,490)
Net assets acquired	$8,000,000
No value has been allocated to amortizable intangible assets as the valuation of these assets has not yet been performed.
Goodwill totaling $7,469,159 represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, goodwill will not be amortized and will be tested for impairment at least annually. Any change in the fair value of the net assets of Helios will change the amount of the purchase price allocable to goodwill. Final purchase accounting adjustments may therefore differ materially from the pro forma adjustments presented here. Goodwill generated from this acquisition is deductible for income tax purposes.

LIFEWAY FOODS, INC. AND SUBSIDIARY
Notes to Unaudited Pro Forma Consolidated Combined Condensed Financial Statements
For the Year Ended December 31, 2005 and Six Months Ended June 30, 2006
Note 2 — Pro Forma Adjustments
Certain reclassifications have been made to confirm Helios’ historical amounts to Lifeway’s financial presentation.

The accompanying unaudited pro forma consolidated combined condensed financial statements have been prepared as if the acquisition was completed on June 30, 2006 for balance sheet purposes and as of January 1, 2005 for statement of operations purposes and reflect the following pro forma adjustments:
a)	To reflect the Stock Payment, Cash Payment, Notes Payable, the establishment of goodwill and to eliminate the historical stockholders equity of Helios.

b)	To reflect the decrease in interest income as a result of the Cash Payment.

c)	To reflect the increase in interest expense as a result of the Promissory Notes.

d)	To reflect the additional shares of Lifeway common stock issued as a result of the Stock Payment.
Note 3 — Pro Forma Combined Net Income
Shares used to calculate unaudited pro forma consolidated combined condensed net income per basic and diluted share were computed using Lifeway’s weighted average shares outstanding during the year ended December 31, 2005 plus the issuance of 202,650 shares of Lifeway’s common stock as a result of the Stock Payment. Common stock issued as a result of this acquisition are included in full in Lifeway’s weighted average shares outstanding as of December 31, 2005.

All shares of common stock and related per share amounts give retroactive effect for stock splits. A two-for-one stock split, effected as a dividend, occurred on August 16, 2006.